Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
ALAMOSA (DELAWARE), INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa"), made pursuant to the prospectus, dated                    , 2004 (the "Prospectus"), if certificates for the outstanding 8½% Senior Notes due 2012 of Alamosa and the related subsidiary guarantees (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, N.A., as exchange agent (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below) of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                      , 2004 unless extended by Alamosa (the "Expiration Date"). Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Old Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Old Notes who have previously validly tendered Old Notes for exchange or who validly tender Old Notes for exchange in accordance with this form may withdraw any Old Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading "The Exchange Offer" for a more complete description of the tender and withdrawal provisions.

The exchange agent for the exchange offer is:
Wells Fargo Bank, N.A.

By Registered or Certified Mail:	By Hand:	By Regular Mail or Overnight Courier:
Wells Fargo Bank, N.A. MAC # N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. 608 Second Avenue South Corporate Trust Operations, 12th Floor Minneapolis, MN 55402	Wells Fargo Bank, N.A. MAC # N9303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479

For Information or to Confirm by Telephone Call: (800) 344-5128

By Facsimile: (612) 667-4927

Delivery of this instrument to an address or facsimile number other than as indicated above will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying letter of transmittal, the undersigned hereby tenders to Alamosa the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery" section of the Prospectus.

Principal amount of 8½% Senior Notes due 2012 Tendered*:

$ ______________________________

Certificate Nos. (if available):

________________________________

Total Principal Amount Represented by Old Notes Certificate(s):

$ ______________________________

If 8½% Senior Notes due 2012 will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account No.: ____________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X ______________________________________	______________________________________
X ______________________________________	______________________________________
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number: ______________________________

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s): ________________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ____________________________________________________________________

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantees)

The undersigned, a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, including: a bank; a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; a credit union; a national securities exchange, registered securities association or clearing agency; or a savings association, each of the foregoing being referred to as an "eligible institution," hereby guarantees to deliver to the exchange agent, at the address set forth herein, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the exchange agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal, or an agent's message in lieu thereof, and any other required documents within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

The undersigned acknowledges that it must deliver to the exchange agent the Letter of Transmittal, or an agent's message in lieu thereof, and the Old Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Old Notes to the exchange agent's account at DTC within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

______________________________________
Name of Firm

______________________________________
Address

______________________________________
Zip Code

______________________________________
Area Code and Telephone Number

______________________________________
Authorized Signature

______________________________________
Title

______________________________________
(Please Type or Print)

______________________________________
Date

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.